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--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 2, 1999


                                 EARTHWEB INC.
               (Exact Name of Registrant as Specified in Charter)




        DELAWARE              000-25017              13-3899472
  (State or Other            (Commission            (IRS Employer
    Jurisdiction of          File Number)        Identification No.)
    Incorporation)

        3 PARK AVENUE, NEW YORK, NEW YORK               10016
     (Address of Principal Executive Offices)         (Zip Code)


                                 (212) 725-6550
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

(a) Financial Statements of Business Acquired.

                       Report of Independent Accountants

To the Board of Directors of
D&L Online, Inc.:

In our opinion, the accompanying balance sheets present fairly, in all material respects, the financial position of D&L Online, Inc. as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity and cash flows for each of the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these fi-nancial statements based on our audits. We conducted our audits of these state-ments in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and signifi-cant estimates made by management, and evaluating the overall financial state-ment presentation. We believe that our audits provide a reasonable basis for our opinion.

                                                PricewaterhouseCoopers LLP

Omaha, Nebraska
January 22, 1999

                                D&L Online, Inc.
                                 Balance Sheets

                                                          ---------------------
                                                           As of December 31,
                                                                1998       1997
                                                          ---------- ----------
ASSETS
Current assets:
  Cash and cash equivalents.............................. $  319,870 $  268,213
  Accounts receivable, net of allowance for bad debts of
   $48,664 in 1998.......................................    592,968    348,593
                                                          ---------- ----------
    Total current assets.................................    912,838    616,806
  Fixed assets, net......................................    504,534    435,967
  Other assets...........................................     45,751     25,598
                                                          ---------- ----------
    Total assets......................................... $1,463,123 $1,078,371
                                                          ========== ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses and accounts payable.................. $  427,077 $  518,292
  Deferred revenue.......................................    329,029     82,527
  Notes payable..........................................    470,000    276,940
                                                          ---------- ----------
    Total current liabilities............................  1,226,106    877,759
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $1 per share; 3,000,000 shares
   authorized, 1,000 shares issued and outstanding.......      1,000      1,000
  Additional paid-in capital.............................      7,433      7,433
  Retained earnings......................................    228,584    192,179
                                                          ---------- ----------
    Total stockholders' equity...........................    237,017    200,612
                                                          ---------- ----------
    Total liabilities and stockholders' equity........... $1,463,123 $1,078,371
                                                          ========== ==========


   The accompanying notes are an integral part of these financial statements.

                                D&L Online, Inc.
                             Statements of Earnings

                                                       -----------------------
                                                       Year ended December 31,
                                                              1998        1997
                                                       ----------- -----------
Revenues.............................................. $ 7,736,921 $ 3,673,107
Cost of revenues......................................   1,072,537     781,490
                                                       ----------- -----------
    Gross profit......................................   6,664,384   2,891,617
Operating expenses:
  Sales and marketing.................................   2,287,447     926,197
  General and administrative..........................   4,140,265   1,762,129
  Depreciation and amortization.......................     208,297     156,162
                                                       ----------- -----------
    Total operating expenses..........................   6,636,009   2,844,488
                                                       ----------- -----------
Operating income......................................      28,375      47,129
Interest and other income (expense), net..............       8,030     (17,929)
                                                       ----------- -----------
Net earnings.......................................... $    36,405 $    29,200
                                                       =========== ===========



   The accompanying notes are an integral part of these financial statements.

                                D&L Online, Inc.
                            Statements of Cash Flows

                                                          --------------------
                                                                 Year
                                                                ended
                                                             December 31,
                                                               1998       1997
                                                          ---------  ---------
Cash flows from operating activities:
 Net income.............................................. $  36,405  $  29,200
 Adjustments to reconcile net earnings to net cash
  provided by operating activities:
  Depreciation and amortization..........................   208,297    156,162
  Gain on sale of fixed assets...........................    (6,251)       --
  Non cash compensation expense..........................   300,000    110,000
  Allowance for doubtful accounts........................    48,664        --
  Changes in operating assets and liabilities:
   Accounts receivable...................................  (293,039)  (215,988)
   Other assets..........................................   (20,153)   (17,811)
   Accounts payable and accrued expenses.................   (91,215)   328,422
   Deferred revenue......................................   246,502     75,128
                                                          ---------  ---------
    Net cash provided by operating activities............   429,210    465,113
                                                          ---------  ---------
Cash flows from investing activities:
 Purchase of fixed assets................................  (306,797)  (274,482)
 Proceeds from sale of fixed assets......................    36,184        --
                                                          ---------  ---------
    Net cash used in investing activities................  (270,613)  (274,482)
                                                          ---------  ---------
Cash flows from financing activities:
 Stockholder distributions...............................       --     (40,000)
 Payments on notes payable...............................  (106,940)   (97,438)
                                                          ---------  ---------
    Net cash used in financing activities................  (106,940)  (137,438)
                                                          ---------  ---------
    Net increase in cash for the period..................    51,657     53,193
Cash and cash equivalents, beginning of period...........   268,213    215,020
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $ 319,870  $ 268,213
                                                          =========  =========
Supplemental disclosure of cash flow information:
Interest paid............................................ $  14,173  $  23,599


   The accompanying notes are an integral part of these financial statements.

                                D&L Online, Inc.
                       Statements of Stockholders' Equity

                                    ------------------------------------------
                                                 Additional
                                                      Paid- Retained
                                    Common Stock in Capital Earnings     Total
                                    ------------ ---------- --------  --------
Balance at December 31, 1996.......       $1,000     $7,433 $202,979  $211,412
Net earnings.......................          --         --    29,200    29,200
Stockholder distributions..........          --         --   (40,000)  (40,000)
                                    ------------ ---------- --------  --------
Balance at December 31, 1997.......        1,000      7,433  192,179   200,612
Net earnings.......................          --         --    36,405    36,405
                                    ------------ ---------- --------  --------
Balance at December 31, 1998.......       $1,000     $7,433 $228,584  $237,017
                                    ============ ========== ========  ========




   The accompanying notes are an integral part of these financial statements.

                                D&L Online, Inc.
                         Notes to Financial Statements

1. The Company

D&L Online, Inc. (the "Company") was incorporated in the State of Iowa on No-vember 26, 1991. The Company maintains a job search Web site for computer pro-fessionals. This Web site is offered to professional recruiters, who, for a monthly fee, are given access to post job listings for programmers, software engineers, system administrators, Web developers, hardware engineers, and oth-ers involved in high technology industries.

2. Significant Accounting Policies and Procedures

Revenue Recognition
Advertising revenues from Web site postings are recognized over the period the ads are displayed.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original ma-turities of three months or less to be cash equivalents.

Financial Instruments
The recorded amounts of financial instruments approximate their fair value.

Fixed Assets
Depreciation of computer equipment, furniture and fixtures and computer soft-ware is provided for by the straight-line method over the estimated useful life ranging from three to five years. Amortization of leasehold improvements is provided for over the lesser of the term of the related lease or the estimated useful life of the improvement. The cost of additions and betterments is capi-talized and repairs and maintenance costs are charged to operations in the pe-riods incurred.

Income Taxes
The Company has elected Subchapter S corporation status and as such, substan-tially all income tax liabilities are the responsibility of the stockholders.

Risks and Uncertainties
The Company and its prospects are subject to the risks, expenses and uncertain-ties frequently encountered by companies in the new and rapidly evolving mar-kets for Internet products and services. These risks include the failure to develop and extend the Company's online service brands, the rejection of the Company's services by Web consumers, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event that the Com-pany does not successfully implement its business plan, certain assets may not be recoverable.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of con-tingent assets and liabilities at the date of the financial statements and re-ported amounts of revenue and expenses during the reporting period. Actual re-sults could differ from these estimates.

Long-Lived Assets
The carrying value of assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impair-ment. To date, no such impairment has been indicated. Should there be an im-pairment in the future, the Company will determine the impairment based on a comparison of recorded amounts to the expected future cash flows from the im-paired assets. The cash flow estimates will contain management's best esti-mates, using appropriate and customary assumptions and projections at the time.

                                D&L Online, Inc.
                   Notes to Financial Statements--(Continued)


3. Fixed Assets

Fixed assets consists of the following:

                                                           ---------------------
   Computer equipment and software........................  $ 549,793  $ 470,054
   Furniture and fixtures.................................    299,945    159,638
   Leasehold improvements.................................     95,186     95,186
                                                            ---------  ---------
                                                              944,924    724,878
   Less accumulated depreciation and amortization.........    440,390    288,911
                                                            ---------  ---------
                                                            $ 504,534  $ 435,967
                                                            =========  =========

Depreciation and amortization for the years ended December 31, 1998 and 1997 totaled $208,297 and $156,162, respectively.

4. Commitments and Contingencies

The Company leases office space under noncancelable operating leases expiring at various dates through 2002. Future minimum lease payments under noncancel-able operating leases as of December 31, 1998 are as follows:

                                                                      ----------
     1999............................................................ $  144,939
     2000............................................................    161,210
     2001............................................................    145,321
     2002............................................................     15,000
                                                                      ----------
       Total......................................................... $  466,470
                                                                      ==========

Rent expense was $146,018 and $112,560 for the years ended December 31, 1998 and 1997, respectively.

5. Employee Savings Plan

The Company has a savings plan (the "Savings Plan") that qualifies as a de-ferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a portion of their pretax earnings, up to the Internal Revenue Service annual contribution limit. The Company matches 35% of the first 10% contributed by each employee. The Company's contributions totaled $22,229 and $21,727 for the years ended Decem-ber 31, 1998 and 1997, respectively.

6. Notes Payable

Notes payable represent amounts due under the following:

                                                         ---------------------
                                                               1998       1997
                                                         ---------- ----------
   Term loan payable to bank. Paid off in 1998.......... $      --  $  106,940
   8% unsecured notes payable to stockholders of the
    Company.............................................    470,000    170,000
                                                         ---------- ----------
                                                         $  470,000 $  276,940
                                                         ========== ==========

The notes payable to stockholders of the Company have no set maturity dates or repayment provisions and as such, are reflected as current debt. These notes represent cumulative noncash compensation payable to the stockholders of the Company.

7. Stock Option Program

The Company has implemented a stock option program effective as of December 31, 1998. Total stock to be offered under this program will not exceed 100 shares. On December 31, 1998, the Company granted options to purchase 50 shares of com-mon stock. These options, which have an exercise price of $23,500 per share, vest 25% per year beginning December

                                D&L Online, Inc.
                   Notes to Financial Statements--(Continued)

31, 1999 through December 31, 2002. The unexercised portion of the options ex-pire December 31, 2008. No options have been exercised through December 31, 1998.

The Company has adopted the disclosure-only provisions of Statement of Finan-cial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plan. Net earnings for 1998 would have remained as reported had compensation cost been determined based on the fair value at the grant date for the 1998 award, as the options were granted on December 31, 1998. The fair value of each option at the date of grant was $11,690. The fair value of the stock options was estimated using the Black-Scholes option pricing method with the following assumptions: risk-free interest rate of 7%; zero dividend yield; and expected option life of 10 years.

8. Related Party Transactions

Included in general and administrative expenses is compensation paid to the stockholders of the Company. These salaries and bonuses totaled $3,200,000 and $1,161,538 for the years ended December 31, 1998 and 1997, respectively.

9. Recent Accounting Pronouncements

In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the finan-cial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. The adoption of this standard is not expected to have a significant impact on the Company's results of operations, financial position or cash flows.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"), which establishes accounting and report-ing standards for derivative instruments, including certain derivative instru-ments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. As the Company does not currently engage or plan to engage in derivative or hedging activities there will be no impact to the Company's results of operations, financial position or cash flows upon the adoption of this standard.

        Unaudited Pro Forma Condensed Consolidated Financial Information

In February 1999, EarthWeb acquired D&L Online, Inc., which operates dice.com. The total purchase price was approximately $35.0 million. The consideration paid by EarthWeb to acquire D&L Online consisted of (a) $7.0 million in cash, $4.0 million of which was paid at closing, with the balance payable over the next year in two installments, (b) 577,778 shares of EarthWeb common stock, valued at $26.0 million, based upon the average stock price of $45.00 from Jan-uary 26, 1999 through February 9, 1999 and (c) additional future "earnout" pay-ments, based on the performance of the surviving entity in the merger and re-lated businesses, in the form of EarthWeb common stock and/or cash with an ag-gregate value of up to $12.0 million, of which such amounts are payable over a period of 3 years based on achievement of certain revenue targets. Under the terms of the agreement and a related escrow agreement, an aggregate of 57,778 shares of such EarthWeb common stock will be held in escrow for 18 months to insure payment by certain selling shareholders of indemnification claims. The amount of consideration paid by EarthWeb was reached through arm's length nego-tiations and was funded through the issuance of EarthWeb common stock and from the proceeds of EarthWeb's initial public offering. The fair value of the op-tions of approximately $733,000 was determined using the Black-Scholes options pricing model. The following assumptions were used in the options pricing mod-el: stock price of approximately $45.00, exercise price of $32.05, term of 3 years, risk free rate of interest of 5%, 50% volatility and a dividend yield of 0%.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 gives effect to the acquisition of D&L Online as if it had occurred on January 1, 1998 and is based on the historical results of operations of the Company and D&L Online for the year ended December 31, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of D&L Online as if the acquisition had occurred on December 31, 1998. The Unaudited Pro Forma Condensed Consolidated Statement of Opera-tions and the Unaudited Pro Forma Condensed Consolidated Balance Sheet and the accompanying notes should be read in conjunction with the historical financial statements of the Company and D&L Online and notes thereto.

The Unaudited Pro Forma Condensed Consolidated Financial Information is in-tended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of D&L Online or of the financial position or re-sults of operations of the consolidated company that would have actually oc-curred had the acquisition of D&L Online been effected on January 1, 1998.

                                 EarthWeb Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                         -------------------------------------------------------------------
                            As of December 31, 1998
                         ------------------------------
                                                                  Pro Forma        Pro Forma
                         EarthWeb Inc. D&L Online, Inc.         Adjustments            Total
                         ------------- ----------------     ---------------      -----------
ASSETS
Cash and cash
 equivalents............   $25,292,229       $  319,870     $    (4,360,000)(1a) $21,252,099
Accounts receivable,
 net....................     1,143,681          592,968                  --        1,736,649
Other current assets....       828,686               --                  --          828,686
                         ------------- ----------------     ---------------      -----------
  Total current assets..    27,264,596          912,838          (4,360,000)      23,817,434
Fixed assets, net.......     2,068,752          504,534                  --        2,573,286
Goodwill and intangible
 assets, net............     1,069,220               --          34,112,337 (1b)  35,181,557
Other assets............        74,816           45,751                  --          120,567
                         ------------- ----------------     ---------------      -----------
  Total assets..........   $30,477,384       $1,463,123         $29,752,337      $61,692,844
                         ============= ================     ===============      ===========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Accounts payable and
 accrued expenses.......   $ 3,324,883        $ 427,077             500,000 (1f)   4,251,960
Other current
 liabilities............       234,410          329,029            (243,656)(1c)     319,783
Notes payable...........           --           470,000           1,500,000 (1d)   1,970,000
                         ------------- ----------------     ---------------      -----------
  Total current
   liabilities..........     3,559,293        1,226,106           1,756,344        6,541,743
Other liabilities.......        65,686              --            1,500,000 (1d)   1,565,686
Stockholders' equity....    26,852,405          237,017          26,495,993 (1e)  53,585,415
                         ------------- ----------------     ---------------      -----------
   Total liabilities and
    stockholders'
    equity..............   $30,477,384       $1,463,123         $29,752,337      $61,692,844
                         ============= ================     ===============      ===========



   The accompanying notes are an integral part of these financial statements.

                                 EarthWeb Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                          --------------------------------------------------------
                                For the year ended December 31, 1998
                          --------------------------------------------------------
                             EarthWeb           D&L   Pro Forma          Pro Forma
                                 Inc.  Online, Inc. Adjustments              Total
                          -----------  ------------ -----------       ------------
Revenues................  $ 3,349,165   $ 7,736,921 $        --       $ 11,086,086
Cost of revenues........    2,131,593     1,072,537          --          3,204,130
                          -----------  ------------ -----------       ------------
Gross profit............    1,217,572     6,664,384          --          7,881,956
                          -----------  ------------ -----------       ------------
Operating expenses:.....
  Product development...    1,475,665            --          --          1,475,665
  Sales and marketing...    4,546,839     2,287,447          --          6,834,286
  General and
   administrative.......    3,356,567     4,140,265  (2,800,000)(2a)     4,696,832
  Depreciation and
   amortization.........    1,115,698       208,297   7,580,519 (2b)     8,904,514
                          -----------  ------------ -----------       ------------
    Total operating
     expenses...........   10,494,769     6,636,009   4,780,519         21,911,297
                          -----------  ------------ -----------       ------------
Operating (loss)
 income.................   (9,277,197)       28,375  (4,780,519)       (14,029,341)
Interest and other
 income, net............      307,409         8,030          --            315,439
Income taxes............           --            --   1,120,000 (2a)     1,120,000
                          -----------  ------------ -----------       ------------
Net (loss) income.......  $(8,969,788)  $    36,405 $(5,900,519)      $(14,833,902)
                          ===========  ============ ===========       ============
Basic net loss per
 share..................  $     (2.37)                                $      (3.40)
                          ===========                                 ============
Weighted average shares
 used in computing basic
 net loss per share.....    3,782,575                   577,778 (2c)     4,360,353
                          ===========               ===========       ============
Supplemental pro forma
 basic net loss per
 share(2d) .............  $     (1.53)                                $      (2.30)
                          ===========                                 ============
Weighted average shares
 used in supplemental
 pro forma basic net
 loss per share(2d).....    5,880,467                                    6,458,245
                          ===========                                 ============




   The accompanying notes are an integral part of these financial statements

                                 EarthWeb Inc.
 Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

(1) Pro Forma Adjustments and Assumptions

The pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet, assuming the acquisition occurred on December 31, 1998, are as follows:

  1(a) Adjustment to record cash payment of $4,360,000 in connection with the D&L Online acquisition.

  1(b) Adjustment to calculate goodwill and intangible assets and to allo-cate purchase price over the estimated fair value of net assets ac-quired of D&L Online, calculated as follows:

                                                                   -----------
     Cash portion of purchase price..............................  $ 4,360,000
     Value of stock and option portion of purchase price(/1/)....   26,733,010
     Payable portion of purchase price...........................    3,000,000
     Transaction costs...........................................      500,000
                                                                   -----------
     Purchase price..............................................   34,593,010
     Less: fair value of net assets to be acquired...............      480,673
                                                                   -----------
                                                                    34,112,337
     Customer list and other intangibles.........................  (15,800,000)
                                                                   -----------
     Goodwill....................................................  $18,312,337
                                                                   ===========

    (1) The value of the common stock issued to D&L Online was determined to be $45.00 a share.

  1(c) Adjustment to deferred revenue to record the balance of the future obligation of existing subscriptions at its fair value.

  1(d) Adjustment to record current and long-term portion of note payable to D&L Online stockholders as part of the total consideration paid.

  1(e) Adjustment to reflect the issuance of 577,778 shares of common stock issued in connection with the D&L Online acquisition.

  1(f) Adjustment to record approximately $500,000 of expenses incurred in connection with the acquisition of D&L Online.

The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations, assuming the acquisition occurred on January 1, 1998, are as follows:

  2(a) Adjustment of $2.8 million due to D&L Online's S corporation distri-bution which was recorded as compensation expense that will not be incurred in the future, as well as to record the associated tax charge of $1.2 million which does not assume the utilization of EarthWeb's net operating loss carryforwards.

  2(b) Adjustment to depreciation and amortization to reflect the amortiza-tion of goodwill and intangible assets of approximately $7.6 million resulting from the acquisition of D&L Online, over an approximate 4.5 year period, the expected period of benefit.

  2(c) Adjustment of weighted average shares of common stock outstanding of 577,778 used in computing basic and diluted net loss per share to re-flect the issuance of 577,778 shares of common stock as of January 1, 1998.

  2(d) The supplemental pro forma net loss per share amount is computed by using the sum of the weighted average number of shares of common stock and the 2,439,833 shares of common stock issued in November 1998 upon conversion of preferred stock as if it had been converted on January 1, 1998.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the reg-istrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.

                                       EARTHWEB INC.

                                          /s/ Jack D. Hidary
                                       By:
                                         --------------------------------------
                                           Jack D. Hidary
                                           President and Chief Executive Offi-
                                           cer

Dated: April 15, 1999